Exhibit 99.1

For immediate release	For More Information:
J. Bruce Hildebrand, Executive Vice President
325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES FIRST QUARTER EARNINGS RESULTS

ABILENE, Texas, April 17, 2014 – First Financial Bankshares, Inc. (NASDAQ: FFIN) today reported earnings for the first quarter of 2014 of $22.34 million, up 20.23 percent compared with earnings of $18.58 million in the same quarter last year. Basic earnings per share were $0.70 for the first quarter of 2014 compared with $0.59 in the same quarter a year ago.

All amounts for the first quarter of 2014 include the results of the Company’s acquisition of Orange Savings Bank, SSB, Orange, Texas, which was effective on May 31, 2013. As of the acquisition date, Orange had total loans of $293.29 million and total deposits of $385.95 million.

Net interest income for the first quarter of 2014 increased 21.99 percent to $47.17 million compared with $38.67 million in the same period of 2013. The net interest margin, on a taxable equivalent basis, was 4.32 percent, up five basis points from 4.27 percent in the fourth quarter of 2013 and up 13 basis points from 4.19 percent in the same quarter last year. Included in interest income for the first quarter of 2014 was $595 thousand, or four basis points in net interest margin, related to discount accretion from fair value accounting related to our Orange and Huntsville acquisitions.

The provision for loan losses was $1.69 million in the first quarter of 2014 compared with $401 thousand in the same quarter last year and $1.17 million in the fourth quarter of 2013, primarily due to continued loan growth and charge offs. Nonperforming assets as a percentage of loans and foreclosed assets totaled 1.02 percent at March 31, 2014, compared with 1.16 percent at December 31, 2013, and 1.20 percent at March 31, 2013. Classified loans totaled $81.56 million at March 31, 2014, compared to $84.24 million at December 31, 2013, and $70.18 million at March 31, 2013. The increase in dollar amount of classified loans from the first quarter of 2013 was primarily a result of the Orange Savings Bank, SSB acquisition.

Noninterest income increased 17.51 percent in the first quarter of 2014 to $16.41 million compared with $13.96 million in the same quarter a year ago. Trust fees increased to $4.58 million in the first quarter of 2014 compared with $3.79 million in the same quarter last year, primarily due to continued growth in the fair value of Trust assets managed to $3.47 billion from $3.02 billion a year ago along with additional oil and gas activity. ATM, interchange and credit card fees increased 19.15 percent to $4.44 million compared with $3.73 million in the same quarter last year. Real estate mortgage fees decreased to $1.02 million in the first quarter of 2014 compared to $1.38 million in the same quarter last year due to the decline in the overall mortgage refinance market. There was $452 thousand gain on sale of foreclosed assets in the first quarter of 2014 compared to a loss of $316 thousand in the same quarter a year ago. Additionally, there was a $605 thousand gain from the settlement of a bank owned life insurance contract in the first quarter of 2014.

Noninterest expense increased in the first quarter of 2014 to $32.45 million from $27.47 million in the same quarter last year. The Company’s efficiency ratio in the first quarter of 2014 was 47.57 percent compared with 48.68 percent in the same quarter last year. Included in noninterest expense in the first quarter of 2014 were salary and employee benefit costs of $17.41 million, an increase of 14.72 percent when compared to $15.18 million in the same quarter a year ago, primarily driven by an increase in personnel from the Orange acquisition and increased profit sharing expenses.

As of March 31, 2014, consolidated assets for the Company totaled $5.28 billion compared with $4.46 billion a year ago. Loans totaled $2.70 billion at quarter end compared with loans of $2.14 billion a year ago, a 26.22 percent growth. Total deposits grew 19.27 percent to $4.23 billion at March 31, 2014, compared to $3.55 billion a year ago. Shareholders’ equity rose to $616.57 million as of March 31, 2014, compared with $564.25 million at March 31, 2013.

“We are pleased to report another solid quarter,” said F. Scott Dueser, Chairman, President and CEO. “We are very pleased with our Orange acquisition which is contributing well to our bottom line. We continue to search for additional acquisition opportunities for our company that will fit our culture and bring additional earnings and increase shareholder value.”

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that operates 12 banking regions with 60 locations in Texas including Abilene, Acton, Albany, Aledo, Alvarado, Boyd, Bridgeport, Brock, Burleson, Cisco, Cleburne, Clyde, Decatur, Eastland, Fort Worth, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Mauriceville, Merkel, Midlothian, Mineral Wells, Moran, Newton, Odessa, Orange, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Trent, Trophy Club, Vidor, Waxahachie, Weatherford and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with seven locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

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Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2014	2013
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
ASSETS:
Cash and due from banks	$160,469	$183,084	$164,666	$138,087	$113,958
Interest-bearing deposits in banks	3,772	25,498	48,634	6,624	20,065
Interest-bearing time deposits in banks	30,026	31,917	34,352	39,350	45,172
Fed funds sold	3,620	3,430	14,300	16,025	3,175
Investment securities	2,163,599	2,058,407	1,976,101	1,975,490	1,959,054
Loans	2,698,717	2,689,448	2,614,809	2,578,883	2,138,137
Allowance for loan losses	(34,693)	(33,900)	(34,800)	(34,099)	(34,672)

Net loans	2,664,024	2,655,548	2,580,009	2,544,784	2,103,465
Premises and equipment	95,406	95,505	94,676	94,808	86,265
Goodwill	94,882	94,882	94,882	94,882	71,865
Other intangible assets	2,600	2,603	2,547	2,366	98
Other assets	62,629	71,334	65,468	70,189	52,863

Total assets	$5,281,027	$5,222,208	$5,075,635	$4,982,605	$4,455,980

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Noninterest-bearing deposits	$1,389,331	$1,362,184	$1,371,835	$1,305,049	$1,237,840
Interest-bearing deposits	2,844,950	2,772,891	2,628,722	2,612,540	2,312,286

Total deposits	4,234,281	4,135,075	4,000,557	3,917,589	3,550,126
Short-term borrowings	383,220	463,888	466,500	431,575	263,345
Other liabilities	46,960	35,598	40,337	57,577	78,257
Shareholders’ equity	616,566	587,647	568,241	575,864	564,252

Total liabilities and shareholders’ equity	$5,281,027	$5,222,208	$5,075,635	$4,982,605	$4,455,980

	Quarter Ended
	2014	2013
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
INCOME STATEMENTS
Interest income	$48,209	$47,756	$46,655	$42,446	$39,575
Interest expense	1,036	1,066	1,164	946	904

Net interest income	47,173	46,690	45,491	41,500	38,671
Provision for loan losses	1,690	1,171	1,349	832	401

Net interest income after provision for loan losses	45,483	45,519	44,142	40,668	38,270
Noninterest income	16,405	15,792	17,075	15,153	13,960
Noninterest expense	32,448	33,096	35,534	29,911	27,471

Net income before income taxes	29,440	28,215	25,683	25,910	24,759
Income tax expense	7,104	6,977	6,121	6,420	6,182

Net income	$22,336	$21,238	$19,562	$19,490	$18,577

PER COMMON SHARE DATA
Net income - basic	$0.70	$0.66	$0.61	$0.62	$0.59
Net income - diluted	0.70	0.66	0.61	0.61	0.59
Cash dividends declared	$0.26	$0.26	$0.26	$0.26	$0.25
Shares outstanding - end of period	32,019,617	31,992,497	31,977,670	31,967,424	31,519,973
Average outstanding shares - basic	32,005,038	31,982,938	31,970,405	31,683,355	31,507,975
Average outstanding shares - diluted	32,106,009	32,096,229	32,121,771	31,809,840	31,601,364

PERFORMANCE RATIOS
Return on average assets	1.74%	1.65%	1.56%	1.67%	1.71%
Return on average equity	15.02	14.47	13.64	13.53	13.41
Net interest margin (tax equivalent)	4.32	4.27	4.25	4.18	4.19
Efficiency ratio	47.57	49.42	53.10	49.25	48.68

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2014	2013
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$33,900	$34,800	$34,099	$34,672	$34,839
Loans charged off	(1,297)	(1,294)	(944)	(1,570)	(823)
Loan recoveries	400	311	297	165	255

Net charge-offs	(897)	(983)	(647)	(1,405)	(568)
Provision for loan losses	1,690	1,171	1,348	832	401
Transfer of off balance sheet exposure to other liabilities	—	(1,088)	—	—	—

Balance at end of period	$34,693	$33,900	$34,800	$34,099	$34,672

Allowance for loan losses / period-end loans	*1.29%	*1.26%	*1.33%	*1.32%	1.62%
Allowance for loan losses / nonperforming loans	140.23	120.82	152.21	128.75	153.87
Net charge-offs / average loans (annualized)	0.14	0.15	0.10	0.24	0.11

* Reflects the impact of loans acquired in the Orange Savings Bank, SSB acquisition, which were initially recorded at fair value with no allocated allowance for loan losses

NONPERFORMING ASSETS
Nonaccrual loans	$24,710	$27,926	$22,809	$26,297	$22,509
Accruing loans 90 days past due	30	133	54	187	24

Total nonperforming loans	24,740	28,059	22,863	26,484	22,533
Foreclosed assets	2,813	3,069	5,672	4,589	3,185

Total nonperforming assets	$27,553	$31,128	$28,535	$31,073	$25,718

As a % of loans and foreclosed assets	1.02%	1.16%	1.09%	1.20%	1.20%
As a % of end of period total assets	0.52	0.60	0.56	0.62	0.58

CAPITAL RATIOS
Tier 1 risk-based	16.24%	15.82%	15.37%	15.20%	17.54%
Total risk-based	17.39	16.92	16.49	16.31	18.80
Tier 1 leverage	9.95	9.84	9.77	10.32	10.69
Equity to assets	11.68	11.25	11.20	11.56	12.66

	Quarter Ended
	2014	2013
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
NONINTEREST INCOME
Trust fees	$4,576	$4,433	$4,138	$3,953	$3,793
Service charges on deposits	4,047	4,537	4,798	4,316	3,895
ATM, interchange and credit card fees	4,443	4,436	4,404	4,181	3,729
Real estate mortgage fees	1,024	1,200	2,008	1,686	1,384
Net gain (loss) on sale of available-for-sale securities	(4)	—	(108)	33	222
Net gain (loss) on sale of foreclosed assets	452	111	36	17	(316)
Net gain (loss) on sale of assets	3	6	9	1	168
Other noninterest income	1,864	1,069	1,790	966	1,085

Total noninterest income	$16,405	$15,792	$17,075	$15,153	$13,960

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$16,197	$15,690	$16,024	$14,968	$14,101
Profit sharing expense	1,217	1,942	1,477	1,183	1,079
Net occupancy expense	2,234	2,101	2,164	2,064	1,766
Equipment expense	2,622	2,527	2,490	2,380	2,281
FDIC insurance premiums	659	636	640	568	572
ATM, interchange and credit card expenses	1,480	1,499	1,474	1,347	1,340
Legal, tax and professional fees	1,273	1,248	1,576	1,272	993
Audit fees	369	506	368	351	334
Printing, stationery and supplies	775	562	534	498	472
Amortization of intangible assets	75	77	77	33	10
Advertising and public relations	1,375	1,495	1,245	1,100	994
Correspondent bank service charges	228	241	250	222	202
Other noninterest expense	3,944	4,572	7,215	3,925	3,327

Total noninterest expense	$32,448	$33,096	$35,534	$29,911	$27,471

TAX EQUIVALENT YIELD ADJUSTMENT	$4,629	$4,490	$4,358	$4,082	$3,795

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended
	Mar. 31, 2014
	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$5,718	$5	0.35%
Interest-bearing deposits in nonaffiliated banks	48,708	82	0.68
Taxable securities	1,121,296	7,084	2.53
Tax exempt securities	992,947	12,218	4.92
Loans	2,689,474	33,450	5.04

Total interest-earning assets	4,858,143	$52,839	4.41%
Noninterest-earning assets	351,309

Total assets	$5,209,452

Interest-bearing liabilities:
Deposits	$2,817,181	$941	0.14%
Fed funds purchased and other short term borrowings	426,204	96	0.09

Total interest-bearing liabilities	3,243,385	$1,037	0.13%
Noninterest-bearing liabilities	1,362,852
Shareholders’ equity	603,215

Total liabilities and shareholders’ equity	$5,209,452

Net interest income and margin (tax equivalent)		$51,802	4.32%